Long Term Strategic Agreement

(English Translation)

Party A: Zhuolu Jinxin Mining Co., Ltd.

Party B: Handan Steel Group – Beijing Office

In consideration of the premises and mutual terms, covenants and conditions hereinafter set forth regarding the supply and demand of iron ore concentrates, and for other good and valuable consideration, the parties hereto agree as follows:

1. Party A agrees to sell all of iron ore concentrates that produced by Party A to Party B, no matter the variation of the market.

2. Party B agrees to purchase all of iron ore concentrates that produced by Party A for Handan Steel Group, no matter of the variation of the market.

3. Party A shall maintain the quality of the iron ore concentrates: Acid iron ore concentrates Tfe>=65%, S<=0.5%, SiO2<=6.5%, TiO2<=1.9%, Degree of finess-200>=70%, Water content<=9%; Alkaline iron ore concentrates: Tfe>=64%, S<=0.3%, SiO2<=4%, MgO>=2.5%, Water content<=9%, R>=0.8%.

4. Price. The selling price of iron ore concentrates shall base on listing price of Handan Steel Group and remains certain profit for Party A after deduction of transportation cost and wear and tear. It shall be adjusted frequently to reflect the fluctuation of the listing price of Handan Steel Group.

5. Party B shall bear the transportation responsibility.

6. Product Quality Acceptance. The production quality approval shall base on both Party A and Party B’s inspection reports. If both inspection reports are different, both parties shall solve the issues by negotiation.

7. Payment. Party B shall make payments to Party A when Party B picks up the products.

8. The validity of this Agreement is ten years.

9. There are two copies of this Agreement, held by both parties.

10. All other miscellaneous shall be solved by the negotiation between both parties.

Party A: Zhuolu Jinxin Mining Co., Ltd.                         Party B: Handan Steel Group – Beijing Office

Date: 01/16/2009                                                            Date: 01/16/2009

/s/_________________                                                     /s/______________________